         As filed with the Securities and Exchange Commission on April 30, 2001


                                                      1940 Act File No. 811-2589





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM N-1A


                          REGISTRATION STATEMENT UNDER
                    THE INVESTMENT COMPANY ACT OF 1940  [   ]


                             Amendment No. 25 [ X ]


                            Eaton Vance Series Trust
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)


          The Eaton Vance Building, 255 State Street, Boston, MA 02109
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
                                 --------------
               (Registrant's Telephone Number including Area Code)



                                 Alan R. Dynner
     The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109
     -----------------------------------------------------------------------
                     (Name and address of agent for service)

     Throughout this Registration Statement, information concerning Tax-Managed Growth Portfolio (the "Portfolio") (File No. 811-7409) is incorporated by reference from Amendment No. 74 to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 2-90946 under the Securities Act of 1933 (the "1933 Act") (the "Amendment"), which was filed electronically with the Securities and Exchange Commission on April 27, 2001 (Accession No. 0000940394-01-500167). The Amendment contains a prospectus (the "Feeder Fund prospectus") and statement of additional information ("Feeder Fund SAI") for Eaton Vance Tax-Managed Growth Fund 1.1 (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio. Certain investment practices and policies of the Feeder Fund are substantially the same as those of the Portfolio.


                                     PART A

     Responses to Items 1, 2,3,5 and 9 have been omitted pursuant to Paragraph B2.(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies and Related Risks
        ------------------------------------------------------------------------


     (a) Eaton Vance Series Trust (the "Registrant" or the "Trust") is an open-end diversified management investment company. The investment objective of Eaton Vance Tax-Managed Growth Fund 1.0 (formerly named Capital Exchange Fund) (the "Fund"), the sole series of the Registrant, is to achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities. This objective is nonfundamental but the Trustees intend to submit any proposed change which would be material to shareholders for approval.


     (b) and (c) The Fund seeks to achieve its investment objective by investing in the Portfolio. Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and risks from "Fund Summary" and "Investment Objective and Principal Policies and Risks" in the Feeder Fund prospectus.

Item 6.  Management, Organization, and Capital Structure
         -----------------------------------------------

     (a)  Registrant   incorporates  by  reference  information  concerning  the
Portfolio's management from "Management and Organization" in the Feeder Fund prospectus.

     (b) Capital Stock

     Registrant incorporates by reference information concerning interests in the Portfolio from "Management and Organization" in the Feeder Fund SAI.

Item 7.  Shareholder Information
         -----------------------

     (a) Pricing

     The Fund values its shares once on each day the New York Stock Exchange (the "Exchange") is open for trading, as of the close of regular trading on the Exchange (normally 4:00 p.m. New York time). The Fund's net asset value per share is determined by its custodian, Investors Bank & Trust Company ("IBT"), (as agent for the Registrant) in the manner authorized by the Trustees of the Trust. Net asset value is computed by dividing the value of the Fund's total assets, less its liabilities, by the number of Fund shares outstanding. Because the Fund invests its assets in an interest in the Portfolio, the Fund's net asset value will reflect the value of its interest in the Portfolio (which, in turn, reflects the underlying value of the Portfolio's assets and liabilities).

     Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from "Valuing Shares" in the Feeder Fund prospectus.

     (b) Purchase of Fund Shares

     Not applicable. Registrant does not offer shares of the Fund for sale.

     (c) Redemption of Fund Shares

     A shareholder has the right to redeem Fund shares by delivering to the transfer agent during its business hours a written request in good order plus any share certificates, or stock powers if no certificates have been issued. Redemption will be made at the net asset value next computed after such delivery. Good order means that all relevant documents must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed. You can obtain a signature guarantee at certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations. In addition, in some cases, good order may require the furnishing of additional documentation if shares are registered in the name of a corporation, partnership or fiduciary. Payment will be made within seven days of the receipt of the aforementioned documents.

     In addition to the redemption of shares in the manner described above, the Registrant, for the convenience of its shareholders, has authorized Eaton Vance to act as its agent in the repurchase of Fund shares. Eaton Vance will normally accept orders to repurchase shares by wire or telephone from investment dealers for their customers at the net asset value next computed after receipt of the order by the dealer if such order is received by Eaton Vance prior to its close of business that day. It is the dealer's responsibility to transmit promptly the repurchase order to Eaton Vance. These repurchase arrangements do not involve a charge to the shareholder by either the Registrant or its agent; however, investment dealers may make a charge to the shareholder. Payment will be made within seven days of the receipt of an order to repurchase provided that the certificates, or a stock power if no certificates have been issued, have been delivered to the transfer agent in good order as described above.

     The Registrant reserves the right to pay the redemption or repurchase price of Fund shares in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed would be valued pursuant to the Portfolio's valuation procedures. If the portfolio securities so distributed are sold by the redeeming shareholder, brokerage commissions or other transaction costs will be incurred in connection with such sale.

         The right to redeem shares of the Fund can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the "SEC"), or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the "1940 Act"), if an emergency exists as determined by the SEC which makes it impracticable for the Portfolio or the Fund to dispose of its securities or value its assets, or during any other period permitted by order of the SEC for the protection of investors.

     (d) Dividends and Distributions

     Distributions from net investment income are paid at least quarterly. These distributions are paid in shares of the Fund computed at net asset value, subject to an option to each shareholder to elect to be paid in cash. Net realized long-term capital gains are retained by the Fund as described below.

     (e) Tax Consequence

     Since the Fund intends to distribute substantially all of its net investment income to shareholders, it is not expected that the Fund will be required to pay any federal income taxes on such income. However, shareholders of the Fund normally will have to pay federal income taxes and any state or local taxes, on distributions from investment income.

     Since the Fund retains any net realized long-term capital gain and pays the federal tax thereon, shareholders include in their personal federal income tax return their proportionate share of such gains (as allocated by the Portfolio to the Fund), take a credit for the payment of taxes thereon and increase the tax cost basis of their shares by an amount equal to such gains less the taxes paid. The Fund provides each of its shareholders with information regarding the shareholder's federal income tax treatment of any undistributed realized long-term capital gain retained by the Fund.

     After the end of each calendar year, each shareholder receives information for tax purposes regarding the distributions paid during the year and the amount of any distributions eligible for the dividends received deduction for corporations.

Item 8.  Distribution Arrangements
         -------------------------


     (a) and (b) Not applicable

     (c) Whenever the Fund as an investor in the Portfolio is requested to vote on matters pertaining to the Portfolio (other than the termination of the Portfolio's business, which may be determined by the Trustees of the Portfolio without investor approval), the Fund will hold a meeting of Fund shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from Fund shareholders. The Fund shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in the Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require a Fund to withdraw its investment in the Portfolio or take other appropriate action. The Fund can withdraw from the Portfolio at any time.


     In the event the Fund withdraws all of its assets from the Portfolio, or the Board of Trustees of the Registrant determines that the investment objective of the Portfolio is no longer consistent with the investment objective of the Fund, such Trustees would consider what action might be taken, including investing the assets of the Fund in another pooled investment entity or retaining an investment adviser to manage the Fund's assets in accordance with its investment objective. The Fund's investment performance may be affected by a withdrawal of all its assets (or the assets of another investor) from the Portfolio.

                                     PART B

Item 10. Cover Page and Table of Contents
         --------------------------------

     Not applicable

Item 11.  Fund History
          ------------


     Registrant is a Massachusetts business trust organized on June 24, 1996. Registrant currently has one series, Eaton Vance Tax-Managed Growth Fund 1.0 (the "Fund"). Prior to March 1, 2001, the Fund was known as Capital Exchange Fund.


Item 12.  Description of the Fund and Its Investments and Risks
          -----------------------------------------------------

     Registrant is an open-end diversified management investment company.

     Part A contains information about the investment objective and policies of the Fund. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Strategies and Risks" and "Investment Restrictions" in the Feeder Fund SAI. The Fund is subject to the same investment restrictions as the Portfolio. Registrant incorporates by reference the Portfolio's portfolio turnover rates from "Financial Highlights" in the Feeder Fund prospectus.

Item 13.  Management of the Fund
          ----------------------


     (a) - (c) Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management and Organization" in the Feeder Fund SAI. Persons serving as officers and Trustees of the Portfolio hold the same positions with the Registrant except that Duncan W. Richardson, who is a Vice President of the Portfolio, is not an officer of the Registrant. Thomas E. Faust, Jr. (42) is a Vice President of the Registrant, but not an officer of the Portfolio. Mr. Faust is Executive Vice President of BMR and Eaton Vance and an officer of various investment companies managed by Eaton Vance or BMR. The Board of Trustees of Registrant has the same committees with the same composition as the committees of the Portfolio's Board.

     (d) The fees and expenses of those Trustees of the Registrant and the Portfolio who are not members of the Eaton Vance organization noninterested Trustees) are paid by the Registrant and the Portfolio, respectively. (The Trustees of the Registrant and the Portfolio who are members of the Eaton Vance organization receive no compensation from the Registrant or the Portfolio.) For the fiscal year ended December 31, 2000, the noninterested Trustees of the Registrant and the Portfolio earned the following compensation in their capacities as Trustees from the Fund and the Portfolio. For the year ended December 31, 2000, the noninterested Trustees earned the following compensation from all of the funds in the Eaton Vance fund complex:(1)

                     Jessica M.    Donald R.    Samuel L.    Norton H.   Jack L.
                     Bibliowicz     Dwight      Hayes, III    Reamer     Treynor
                     ----------    ---------    ----------   --------    -------
Fund                  $    778  $    632         $    729    $    696   $    771
Portfolio                6,830     5,896(2)(a)      6,560       6,236      6,891
Total Compensation
 from Complex          160,000   162,500(2)(b)    170,000     160,000    170,000

(1) As of April 1, 2001, the Eaton Vance fund complex consisted of 155 registered investment companies or series thereof.
(2)  Includes deferred compensation as follows: (2)(a) $3,228; (2)(b) $60,000


     Trustees of the Portfolio that are not affiliated with its investment adviser, BMR, may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the "Trustees' Plan"). Under the Trustees' Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Trustees' Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees in accordance with the Trustees' Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. Neither the Registrant nor the Portfolio has a retirement plan for Trustees.

     (f) Code of Ethics

     The Registrant and the Portfolio and its investment adviser have adopted Codes of Ethics governing personal securities transactions. Under the Codes, employees of the investment adviser and its affiliates may purchase and sell securities (including securities held by the portfolio) subject to certain pre-clearance and reporting requirements and other procedures.

Item 14.  Control Persons and Principal Holders of Securities
          ---------------------------------------------------


     (a) - (c) As of April 1, 2001, the Trustees and officers of the Registrant, as a group, owned in the aggregate less than 1% of the outstanding shares of each Fund. To the knowledge of the Registrant no person of record or beneficially owned 5% or more of a Fund's shares, as of April 1, 2001.


Item 15.  Investment Advisory and Other Services
          --------------------------------------

     (a) and (c) - (h) Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio from "Investment Advisory and Administrative Services" and "Other Service Providers" in the Feeder Fund SAI. Eaton Vance serves as administrator of the Fund, providing the Fund with administrative services and related office facilities. Eaton Vance does not currently receive a fee for serving as administrator.

     (b) Not applicable

Item 16.  Brokerage Allocation and Other Practices
          ----------------------------------------

     Registrant incorporates by reference information concerning the brokerage practices of, and brokerage commissions paid by, the Portfolio from "Portfolio Security Transactions" in the Feeder Fund SAI.

Item 17.  Capital Stock and Other Securities
          ----------------------------------

     (a) The Registrant may issue an unlimited number of shares of beneficial interest (no par value per share) in one or more series (such as the Fund). Each share of the Fund represents an equal proportionate beneficial interest in the Fund. When issued and outstanding, the shares are fully paid and nonassessable by the Trust. Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. Shares have no preemptive or conversion rights and are freely transferable. In the event of the liquidation of the Fund, shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders.

     The Declaration of Trust may be amended by the Trustees when authorized by a majority of the outstanding voting securities of the Trust affected by the amendment. The Trustees may also amend the Declaration of Trust without the vote or consent of shareholders to change the name of the Trust or any series or to make such other changes as do not have a materially adverse effect on the rights or interests of shareholders or if they deem it necessary to conform the Declaration to the requirements of federal laws or state laws or regulations. The Trust or any series may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote at any meeting of shareholders of the Trust or the appropriate series, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the shares of the Trust or a series, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of the outstanding voting securities of the Trust or a series entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a series is not in the best interest of the Trust, or such series or of their respective shareholders.

     As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholder's meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust's By-Laws, the Trustees shall continue to hold office and may appoint successor Trustees.

     The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. In addition, the By-laws of the Trust provide that no natural person shall serve as a Trustee of the Trust after the holders of record of not less than two-thirds of the outstanding shares have declared that he be removed from office either by declaration in writing filed with the custodian of the assets of the Trust or by votes set in person or by proxy at a meeting called for the purpose. The By-laws further provide that under certain circumstances the shareholders may call a meeting to remove a Trustee and that the Trust is required to provide assistance in communicating with shareholders about such a meeting. The By-laws also provide that the Trustees shall promptly call a meeting of shareholders for the purpose of voting upon a question of removal of a Trustee when requested to do so by the record holders of not less than 10 per centum of the outstanding shares.

Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust's Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the Trust's By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. (The Declaration also contains provisions limiting the liability of a series or class to that series or class). Moreover, the Trust's By-laws also provide for indemnification out of the property of the Fund of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The assets of the Fund will ordinarily substantially exceed its liabilities. In light of the nature of the Fund's business and the nature of its assets, management believes that the possibility of the Fund's liabilities exceeding its assets, and therefore the shareholder's risk of personal liability, is extremely remote.

     (b) Not applicable

Item 18.  Purchase, Redemption and Pricing
          --------------------------------

     (a) and (b) The Registrant does not offer shares of the Fund for sale.

     (c) Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Purchasing and Redeeming Shares - Calculation of Net Asset Value" in the Feeder Fund SAI.

Item 19.  Taxation of the Fund
          --------------------


     The Fund, as a series of a Massachusetts business trust, is treated as a separate entity for accounting and tax purposes. The Fund has met the requirements of subchapter M for the taxable year ending December 31, 2000 and intends to meet such requirements for the taxable year ending December 31, 2001. Accordingly, the Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute all of its net investment income in accordance with the timing requirements imposed by the Code, so as to avoid any federal income or excise tax on such income. The Fund's treatment of net realized long-term capital gains is discussed below. Because the Fund invests its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for the Fund to satisfy them. The Portfolio will allocate at least annually among its investors, including the Fund, each investor's distributive share of the Portfolio's net investment income and any other items of income, gain, loss, deduction or credit (other than net realized long-term capital gain which is discussed below). The Portfolio will make allocations to each Fund in accordance with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable the Fund to satisfy the tax distribution requirements that apply to the Fund and that must be satisfied in order to avoid federal income and/or excise tax on the Fund. For purposes of applying the requirements of the Code regarding qualification as a RIC, each Fund will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.


     Allocated net realized long-term capital gains are normally retained by the Fund, and the Fund pays the federal tax thereon. When this is done, the shareholder includes in his personal income tax return his proportionate share of such gains (as allocated by the Portfolio to the Fund), takes a credit for the payment of taxes thereon, and increases the tax cost basis of his shares by an amount equal to such gains less the taxes paid. Due to regulations imposed by the Internal Revenue Service the Registrant is required to distribute net realized long-term capital gains (computed on the basis of the one-year period ending on October 31 of such year) and 100% of any income from the present year that was not paid out during such year and on which the Fund was not taxed. The Registrant therefore reserves the right to distribute such capital gains when required. Certain distributions, if declared in October, November or December and paid the following January, will be taxed to shareholders as if received on December 31 of the year in which they are declared.

     In order to avoid federal excise tax, the Code requires that the Fund distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its ordinary income (not including tax-exempt income) for such year, at least 98% of the excess of its realized capital gains over its realized capital losses, generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, and 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund was not taxed. Further, under current law, provided that the Fund qualifies as a RIC for federal income tax purposes and the Portfolio is treated as a partnership for Massachusetts and federal tax purposes, neither the Fund nor the Portfolio is liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

     Foreign exchange gains and losses realized by the Portfolio and allocated to the Fund in connection with the Portfolio's investments in foreign securities and certain options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in securities and offsetting options, swaps, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss to the Fund, affect the amount, timing and character of the Fund's distributions to shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to preserve the Fund's qualification as a RIC or avoid imposition of a tax on the Fund.

     The Portfolio will allocate at least annually to the Fund and its other investors their respective distributive shares of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's fiscal year on certain options and futures transactions that are required to be marked-to-market). Such amounts (except as described above) will be distributed by the Fund to its shareholders in cash or additional shares, as they elect. Shareholders of the Fund will be advised of the nature of the distributions.

     Certain investors in the Portfolio, including the Fund and other RICs, have acquired interests in the Portfolio by contributing securities. Due to tax considerations, during the first seven years following the contribution of securities to the Portfolio by an investor (five years for securities contributed prior to June 9, 1997), such securities will not be distributed to any investor other than the investor who contributed those securities. Investors who acquire an interest in the Portfolio by contributing securities and who redeem that interest within the applicable time period thereafter will generally receive back one or more of the securities they contributed. In partial redemptions by such investors during this period, the Portfolio will attempt to accommodate requests to distribute initially those contributed securities and share lots with the highest cost basis.

     The Portfolio has significant holdings of highly appreciated securities that were contributed to the Portfolio by investors other than the Fund. If such securities were to be sold, the resulting capital gain would be allocated disproportionately among the Portfolio's investors, with the result that the Fund would not be subject to taxation on any gain arising prior to the contribution of the securities to the Portfolio. If any appreciated securities to be contributed to the Portfolio by the Fund are sold, the resulting capital gain would be allocated to the Fund.

     Any loss realized upon the redemption or exchange of shares with a tax holding period of 6 months or less will be treated as a long-term capital loss to the extent of any distribution of net long-term capital gains with respect to such shares. All or a portion of a loss realized upon a taxable disposition of Fund shares may be disallowed under "wash sale" rules if other Fund shares are purchased (whether through reinvestment or dividends or otherwise) within 30 days before or after the disposition. Any disallowed loss will result in an adjustment to the shareholder's tax basis in some or all of the other shares acquired.

     Amounts paid by the Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number and certain required certifications, as well as shareholders with respect to whom the Fund has received notification from the Internal Revenue Service or a broker, may be subject to "backup" withholding of federal income tax from the Fund's taxable dividends and distributions and the proceeds of redemptions (including repurchases and exchanges) at a rate of 31%. An individual's taxpayer identification number is generally his or her social security number.

     Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Fund.

     The foregoing discussion does not describe many of the tax rules applicable to IRAs nor does it address the special tax rules applicable to certain other classes of investors, such as other retirement plans, tax-exempt entities, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Fund.

Item 20.  Underwriters
          ------------

     Not applicable because Registrant does not make a continuous offering of Fund shares.

Item 21.  Calculation of Performance Data
          -------------------------------

     Not applicable.

Item 22.  Financial Statements
          --------------------


     Registrant incorporates by reference the audited financial information for the Fund and the Portfolio contained in the Fund's shareholder report for the fiscal year ended December 31, 2000 as previously filed electronically with the SEC in an N-30D filing made on March 9, 2001 pursuant to Section 30(b) (2) of the Investment Act of 1940) (Accession No. 0000912057-01-007440).

                                     PART C

                                OTHER INFORMATION

Item 23.  Exhibits (with inapplicable items omitted)
          ------------------------------------------

     (a)(1) Declaration of Trust of the Registrant dated June 24, 1996 filed as Exhibit (1) to Amendment No. 19 and incorporated herein by reference.

        (2) Amendment and Restatement of Establishment and Designation of Series of Shares dated October 19, 1998 filed as Exhibit (a)(2) to Amendment No. 23 and incorporated herein by reference.

        (3) Amendment and Restatement of Establishment and Designation of Series of Shares dated August 14, 2000 (effective March 1, 2001) filed herewith.

     (b) By-laws of the Registrant dated June 24, 1996 filed as Exhibit (2) to Amendment No.19 and incorporated herein by reference.

     (f) The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Directors. See in the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

     (g)(1) Custodian Agreement dated August 30, 1996 filed as Exhibit (8) to Amendment No. 19 and incorporated herein by reference.

        (2) Amendment to Master Custodian Agreement with Investors Bank & Trust Company dated December 21, 1998 filed as Exhibit (g)(3) to the Registration Statement of Eaton Vance Municipals Trust (File Nos. 33-572 , 811-4409) (Accession No. 0000950156-99-000050) and
             incorporated herein by reference.

        (3)  Extension Agreement dated  August  31,  2000  to  Master  Custodian
             Agreement with  Investors  Bank & Trust  Company  filed  as Exhibit
             (g)(4) to Post-Effective Amendment No. 85 of Eaton Vance Municipals Trust (File Nos. 33-572, 811-4409) filed January 23, 2001
             (Accession No. 0000940394-01-500027) and incorporated herein by reference.

        (4) Delegation Agreement with Investors Bank & Trust Company dated December 11, 2000 pursuant to Rules 17f-5 and 17f-7 filed as Exhibit (j)(e) to Amendment No. 5 on form N-2 of Eaton Vance Prime Rate Reserves (File Nos. 333-32267, 811-05808) filed with the Commission on April 3, 2001 (Accession No. 0000940394-01-500126)
             and incorporated herein by reference.

     (h)(1) Administrative Services Agreement with Eaton Vance Management dated August 30, 1996, filed as Exhibit (9) to Amendment No. 19 and incorporated herein by reference.

        (2) Transfer Agency Agreement dated January 1, 1998 with First Data Investor Services Group, Inc. filed as Exhibit (k)(b) to the
             Registration Statement on Form N-2 of Eaton Vance Advisers Senior-Floating Rate Fund (File Nos. 333-46853 and 811-08671) (Accession No. 0000950156-98-000172) and incorporated herein by reference.

     (r) Code of Ethics adopted by the Eaton Vance Group of Funds effective May 1, 1981 as amended February 21, 1995 filed as Exhibit (r) to the Registration Statement on Form N-2 of EV Classic Senior Floating-Rate Fund (File Nos. 333-32262, 811-07945) (Accession No. 0000950156-00-000169) filed on March 13, 2000, and incorporated herein by reference.

Item 24.  Persons Controlled by or under Common Control with Registrant
          -------------------------------------------------------------

     Not Applicable

Item 25.  Indemnification
          ---------------

     Article IV of the Registrant's Declaration of Trust permits Trustee and officer indemnification by By-law, contract and vote. Article XI of the By-Laws contains indemnification provisions. Registrant's Trustees and officers are insured under a standard mutual fund errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item 26.  Business and Other Connections of Investment Adviser
          ----------------------------------------------------

     Registrant incorporates herein by reference the information set forth under the caption "Investment Advisory and Administrative Services" from the Feeder Fund's SAI.

Item 27.  Principal Underwriters
          ----------------------

     Not applicable because Registrant does not make a continuous offering of its shares.

Item 28.  Location of Accounts and Records
          --------------------------------

     All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, and the Registrant's transfer agent, PFPC, Inc., 4400 Computer Drive, Westborough, MA 01581-5120 with the exception of certain corporate documents and portfolio trading documents as prescribed and listed in Rules 31a-1(b), (4),
(5), (6), (7), (9), (10), and (11) which are in the possession and custody of the Registrant's Treasurer at The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Portfolio's investment adviser, BMR, The Eaton Vance Building, 255 State Street, Boston, Massachusetts 02109.

Item 29.  Management Services
          -------------------

     Not Applicable

Item 30.  Undertakings
          ------------

     Not Applicable

                                    SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant as duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the __ day of April, 2001.



                                       EATON VANCE SERIES TRUST



                                       By:  /s/ James L. O'Connor
                                            ------------------------------------
                                                James L. O'Connor, Treasurer

                                  EXHIBIT INDEX


The following exhibits are filed as part of this Registration Statement.




Exhibit No.       Description
-----------       -----------

(a)(3) Amendment and Restatement of Establishment and Designation of Series of Shares dated August 14, 2000 (effective March 1,
                  2001)